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                                                                      Exhibit 11


                              UNISYS CORPORATION
                STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                  FOR THE THREE YEARS ENDED DECEMBER 31, 1994
                         (Millions, except share data)

                                                                                   1994           1993           1992
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
Primary Earnings Per Common Share

Average Number of Outstanding Common Shares                                 170,752,220    162,735,752    161,649,778
Additional Shares Assuming Exercise of Stock Options                          1,563,156      2,333,930      2,075,251
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Average Number of Outstanding Common Shares and  Common Share Equivalents   172,315,376    165,069,682    163,725,029
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Income Before Extraordinary Items and Changes in Accounting Principles     $      108.2   $      361.6   $      296.2
Dividends on Series A, B and C Preferred Stock                                 (  120.1)      (  121.6)     (   122.1)
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Primary Earnings (Loss) on Common Shares Before Extraordinary Items
 and Changes in Accounting Principles                                          (   11.9)         240.0          174.1
Extraordinary Items                                                            (    7.7)      (   26.4)          65.0
Effect of Changes in Accounting Principles                                                       230.2
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Primary Earnings (Loss) on Common Shares                                   $   (   19.6)  $      443.8   $      239.1
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Primary Earnings (Loss) Per Common Share
  Before Extraordinary Items and Changes in
    Accounting Principles                                                  $   (    .07)  $       1.46   $       1.06
Extraordinary Items                                                            (    .04)      (    .16)           .40
Effect of Changes in Accounting Principles                                                        1.39
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  Total                                                                    $   (    .11)  $       2.69   $       1.46
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Fully Diluted Earnings Per Common Share

Average Number of Outstanding Common Shares and
  Common Share Equivalents                                                  172,315,376    165,069,682    163,725,029
Additional Shares:
  Assuming Conversion of Series A Preferred Stock                                           47,586,877
  Assuming Conversion of 8-1/4% Convertible Notes                            33,698,698     33,699,634     17,954,723
  Attributable to Stock Options                                                 111,276        193,741        133,489
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Common Shares Outstanding Assuming Full Dilution                            206,125,350    246,549,934    181,813,241
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Primary Earnings (Loss) on Common Shares Before
  Extraordinary Items and Changes in Accounting
  Principles                                                               $   (   11.9)  $      240.0   $      174.1
Exclude Dividends on Series A Preferred Stock                                                    106.8
Interest Expense on 8-1/4% Convertible Notes,
  Net of Applicable Tax                                                            17.8           17.8           15.8
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Fully Diluted Earnings on Common Shares Before
  Extraordinary Items and Changes in Accounting
  Principles                                                                       5.9          364.6          189.9
Extraordinary Items                                                           (    7.7)      (   26.4)          65.0
Effect of Changes in Accounting Principles                                                      230.2
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Fully Diluted Earnings (Loss) on Common Shares                            $   (    1.8)  $      568.4   $      254.9
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

Fully Diluted Earnings (Loss) Per Common Share
  Before Extraordinary Items and Changes in Accounting
  Principles                                                              $        .03    $      1.48   $       1.04
Extraordinary Items                                                           (    .04)      (    .11)           .36
Effect of Changes in Accounting Principles                                                        .94
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Total                                                                     $   (    .01)   $      2.31   $       1.40
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Earnings (Loss) Per Common Share as Reported

Primary
  Before Extraordinary Items and Changes in Accounting
  Principles                                                              $   (    .07)   $      1.46   $       1.06
  Extraordinary Items                                                         (    .04)      (    .16)           .40
  Effect of Changes in Accounting Principles                                                     1.39
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  Total                                                                   $   (    .11)*  $      2.69   $       1.46
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Fully Diluted
  Before Extraordinary Items and Changes in Accounting
  Principles                                                              $   (    .07)   $      1.48   $       1.04
  Extraordinary Items                                                         (    .04)      (    .11)           .36
  Effect of Changes in Accounting Principles                                                      .94
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  Total                                                                   $   (    .11)*  $      2.31   $       1.40 **
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
* Based on weighted average number of outstanding common shares since inclusion of common stock equivalents or assumed conversion of 8 1/4% notes or Series A Convertible Preferred Stock would have been antidilutive.

** Excludes assumed conversion and add back of dividends on Series A Convertible
   Preferred Stock since it would be antidilutive.